Exhibit 99.2

        FORM OF NOTICE OF GUARANTEED DELIVERY

for

Tender of All Outstanding
13% Senior Secured Notes due 2008
in Exchange for
New 13% Senior Secured Notes due 2008

of

NEW WORLD RESTAURANT GROUP, INC.

            Registered holders of outstanding 13% Senior Secured Notes due 2008 (the "Original Notes") who wish to tender their Original Notes in exchange for a like principal amount of new 13% Senior Secured Notes due 2008 (the "Exchange Notes") and whose Original Notes are not immediately available or who cannot deliver their Original Notes and Letter of Transmittal (and any other documents required by the Letter of Transmittal) to The Bank of New York (the "Exchange Agent") prior to the Expiration Date, may use this Notice of Guaranteed Delivery or one substantially equivalent hereto. This Notice of Guaranteed Delivery may be delivered by hand or sent by facsimile transmission (receipt confirmed by telephone and an original delivered by guaranteed overnight courier) or mail to the Exchange Agent. See "The Exchange Offer—Procedures for Tendering Original Notes" in the Prospectus.

        The Exchange Agent for the Exchange Offer is:

THE BANK OF NEW YORK

By Mail: The Bank of New York Reorganization Unit 101 Barclay Street—7 East New York, NY 10286 Attention: Corporate Trust Operation
By Facsimile: The Bank of New York Attention: Corporate Trust Operation (212) 298-1915 Confirm by Telephone: (212) 815-5076
By Hand or Overnight Mail: The Bank of New York Reorganization Unit 101 Barclay Street Lobby Level—Corp. Trust Operation New York, NY 10286 Attention: Corporate Trust Operation

        DELIVERY OF THIS NOTICE OF GUARANTEED DELIVERY TO AN ADDRESS OTHER THAN AS SET FORTH ABOVE OR TRANSMISSION VIA A FACSIMILE TRANSMISSION TO A NUMBER OTHER THAN AS SET FORTH ABOVE WILL NOT CONSTITUTE A VALID DELIVERY.

        This Notice of Guaranteed Delivery is not to be used to guarantee signatures. If a signature on a Letter of Transmittal is required to be guaranteed by an eligible institution (as defined in the Letter of Transmittal), such signature guarantee must appear in the applicable space provided on the Letter of Transmittal for Guarantee of Signatures.

Ladies and Gentlemen:

        The undersigned hereby tenders the principal amount of Original Notes indicated below, upon the terms and subject to the conditions contained in the Prospectus dated September     , 2003 of New World Restaurant Group, Inc. (the "Prospectus"), receipt of which is hereby acknowledged.

DESCRIPTION OF ORIGINAL NOTES TENDERED

(1) Name of Tendering Holder	(2) Name(s) and Address(es) of Registered Holder(s) as it Appears on the Original Notes (Please print)	(3) Certificate Number of Original Notes Tendered (or Account Number at Book-Entry Facility)	(4) Principal Amount Original Notes Tendered

  SIGN HERE

Name of Registered or Acting Holder:
Signature(s):
Name(s) (Please Print):
Address:
Telephone Number:
Date:

IF ORIGINAL NOTES WILL BE TENDERED BY BOOK-ENTRY TRANSFER, PROVIDE THE FOLLOWING INFORMATION:

DTC Account Number:
Date:

2

THE FOLLOWING GUARANTEE MUST BE COMPLETED

GUARANTEE OF DELIVERY
(Not to be used for signature guarantee)

        The undersigned, a member of a recognized signature guarantee medallion program within the meaning of Rule 17Ad-15 under the Securities Exchange Act of 1934, as amended, hereby guarantees to deliver to the Exchange Agent at one of its addresses set forth on the reverse hereof, the certificates representing the Original Notes (or a confirmation of book-entry transfer of such Original Notes into the Exchange Agent's account at the book-entry transfer facility), together with a properly completed and duly executed Letter of Transmittal (or facsimile thereof), with any required signature guarantees, and any other documents required by the Letter of Transmittal within three New York Stock Exchange trading days after the Expiration date (as defined in the Letter of Transmittal).

Name of Firm:
(authorized signature)

Address:	Title:

Name:
(zip code)	(please type or print)

Area Code and Telephone No.:

Date:
NOTE:	DO NOT SEND ORIGINAL NOTES WITH THIS NOTICE OF GUARANTEED DELIVERY. ORIGINAL NOTES SHOULD BE SENT WITH YOUR LETTER OF TRANSMITTAL.